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                                                                   Exhibit 25.1

                    Securities Act of 1933 File No. 333-50269
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
               --------------------------------------------------
                            [FORM OF STATEMENT OF ELIGIBILITY]
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      PURSUANT TO SECTION 305(b)(2) [X]
               --------------------------------------------------
                               [NAME OF TRUSTEE]
              (Exact name of trustee as specified in its charter)
                       A National Banking Association [ ]
                        IRS Employer Identification No.)
                               [TRUSTEE ADDRESS]
              (Address of Principal Executive Offices) (Zip Code)
                       [NAME OF TRUSTEE CONTACT PERSON] ]
                                 Vice President
                               [NAME OF TRUSTEE]
                              [ADDRESS OF TRUSTEE]
          (Name, address, and telephone number of agent for services)
                        EFG STUDENT LOAN TRUST, [SERIES]
                                    BY [ ],
                  NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                   CO-OWNER TRUSTEE UNDER THE TRUST AGREEMENT
                          DATED AS OF___________,
               (Exact name of obligor as specified in its charter)
            DELAWARE                               APPLIED FOR
     (State of Incorporation)           (IRS Employer Identification No.)
                                   [ADDRESS}
        (Address of principal executive offices)                (Zip Code)
        EFG STUDENT LOAN TRUST STUDENT LOAN ASSET-BACKED NOTES
                       (Title of the Indenture securities)


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1.       General Information. Furnish the following information as Trustee --
         (a) Name and address of each examining or supervising authority to which it is subject.
                   COMPTROLLER OF THE CURRENCY, WASHINGTON, D.C.
                   FEDERAL RESERVE BANK OF CLEVELAND, OHIO
                   FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON, D.C.
         (b) Whether it is authorized to exercise corporate trust powers. THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                   THE OBLIGOR IS NOT AN AFFILIATE OF THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES).

3. Voting Securities of the trustee. Furnish the following information as to each class of voting securities of the trustee (and its parent). As of _____________ (insert date within 31 days)

              Col A.                                                Col B
         (Title of Class)                                   (Amount Outstanding)

4. Trusteeships under other Indentures. If the trustee is a trustee under another Indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee (including its parent and any other affiliates) or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.


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6. Voting securities of the trustee (including its parent and any affiliate)
owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by the obligor and each director, partner and executive officer of the obligor:
                  As of _______________________ (insert date within 31 days)
         Col. A.           Col. B.            Col. C           Col. D
                                                               Percentage of
                                                               Voting securities
                                                               Represented by
                                              Amount Owned     Amount Given
         Name of Owner     Title of Class     Beneficially     in Col. C

7. Voting securities of the trustee (including its parent and any affiliates) owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
              As of ___________________(insert date within 31 days)

         Col. A.           Col B.             Col. C           Col. D
                                                               Percentage of
                                                               Voting Securities
                                                               Represented by
                                              Amount Owned     Amount Given
         Name of Owner     Title of Class     Beneficially     in Col. C

8. Securities of the obligor owned or held by the trustee (including its parent and any affiliates). Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations default by the trustee (including its parent and any affiliates):
              As of ___________________(insert date within 31 days)
         Col. A            Col. B             Col. C           Col. D
                                              Amount Owned
                                              Beneficially
                                              or Held as
                           Whether the        Percent of
                           Securities Are     Collateral
                           Voting or          Security for     Class Represented
                           Nonvoting          obligations in   by Amount Given
         Title of Class    Securities         Default          in Col. C

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9. Securities of underwriters owned or held by the trustee (including its parent and any affiliates). If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

         Col. A            Col. B             Col. C           Col. D
                                              Amount Owned
                                              Beneficially
                                              or Held as
                                              Collateral       Percent of
                                              Security for     Class Represented
         Title of Issuer                      Obligations in   by Amount
         and Title of      Amount             Default by       Given in
         Class             Outstanding        Trustee          Col. C


10. Ownership or holdings by the trustee (including its parent and any affiliates) of voting securities of certain affiliates or security holders of the obligor. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person: As of _______________________(insert date within 31 days)
         Col. A            Col. B             Col. C           Col. D
                                              Amount Owned
                                              Beneficially
                                              or Held as
                                              Collateral       Percent of
                                              Security for     Class Represented
         Title of Issuer                      Obligations in   by Amount
         and Title of      Amount             Default by       Given in
         Class             Outstanding        Trustee          Col. C

11. Ownership or holdings by the trustee (including its parent and any affiliates) of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee (including its parent and affiliates):
            As of ______________________(insert date within 31 days)


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         Col. A            Col. B             Col. C           Col. D
                                              Amount Owned
                                              Beneficially
                                              or Held as
                                              Collateral       Percent of
                                              Security for     Class Represented
         Title of Issuer                      Obligations in   by Amount
         and Title of      Amount             Default by       Given in
         Class             Outstanding        Trustee          Col. C

12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
              As of ____________________(insert date with 31 days)
         Col. A            Col. B             Col. C

         Nature of         Amount
         Indebtedness      Outstanding        Due Date

13. Defaults by the Obligor.

a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

              As of ____________________(insert date with 31 days)

         Col. A            Col. B             Col. C           Col. D
                                              Amount Owned
                                              Beneficially
                                              or Held as
                                              Collateral       Percent of
                                              Security for     Class Represented
         Title of Issuer                      Obligations in   by Amount
         and Title of      Amount             Default by       Given in
         Class             Outstanding        Trustee          Col. C

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14.      Affiliations with the Underwriters.If any underwriter is an affiliate of the trustee (including its parent and any affiliates), described each such affiliation.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.


         1. Office of the Comptroller of the Currency Amendment Letter
         2. A copy of the Articles of Association of [NAME OF TRUSTEE], as now in effect
         3. A copy of the certificate of authority of [NAME OF TRUSTEEcommence business dated [ ].
         4. A copy of the authorization of [NAME OF TRUSTEE] to exercise corporate trust powers.
         5. A copy of existing By-Laws to [NAME OF TRUSTEE]
         6. The consent of the Trustee required by section 321(b) of the Trust Indenture Act of 1939.

         7. A copy of the latest report of condition of [NAME OF TRUSTEE], published pursuant to law or the requirements of its supervising or examining authority.

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, [NAME OF TRUSTEE, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of [ ] and State of [ ] on the DAY
OF            ,       .


[NAME OF TRUSTEE]



By:
VICE PRESIDENT & TRUST OFFICER